EXHIBIT 10.1

STOCK REPURCHASE AGREEMENT
THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is entered into as of March 10, 2017 by and between NCR Corporation, a Maryland corporation (the “Company”), Blackstone BCP VI SBS ESC Holdco L.P., a Delaware limited partnership (“BCP SBS”), Blackstone NCR Holdco L.P., a Delaware limited partnership (“BCP Holdco”), BTO NCR Holdings - ESC L.P., a Delaware limited partnership (“BTO ESC”) and BTO NCR Holdings L.P., a Delaware limited partnership (“BTO Holdco” and, together with BCP SBS, BCP Holdco and BTO ESC, the “Sellers”).
RECITALS
WHEREAS, the Sellers own in the aggregate 878,855 shares of the Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) as of the date hereof;
WHEREAS, each share of Series A Preferred Stock is convertible into approximately 33.333 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) at any time at the option of the Sellers;
WHEREAS, the Sellers have determined to convert a portion of the shares of the Series A Preferred Stock held by the Sellers into shares of Common Stock, and the Company has agreed to repurchase the Common Stock to be issued upon conversion of such shares of Series A Preferred Stock at the price and upon the terms and conditions provided in this Agreement (the “Repurchase”);
WHEREAS, the Sellers and the Company intend to commence an underwritten public offering (the “Public Offering”) of up to 342,000 shares of Series A Preferred Stock held by the Sellers (the “Underwritten Shares”);
WHEREAS, the board of directors of the Company (the “Board”) has authorized stock repurchase programs pursuant to which the Company may repurchase shares of Common Stock from time to time in the open market or in privately negotiated transactions; and
WHEREAS, the Board has approved the Repurchase and related transactions that may be required in connection with the Repurchase.
NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:
1.    Repurchase.
(a)    At the Closing (as defined below), subject to the satisfaction of the conditions and to the terms set forth in paragraph 1(b), each Seller hereby transfers, assigns, sells, conveys and delivers to the Company, and the Company hereby purchases from such Seller, the number of shares of Common Stock set forth opposite such Seller’s name on Schedule

A hereto (collectively, the “Repurchase Shares”). The per share purchase price for each Repurchase Share shall be equal to the closing sale price or, if no closing sale price is reported, the last reported sale price, of the shares of the Common Stock on the NYSE on March 10, 2017 (the “Per Share Purchase Price”).
(b)    The obligations of the Company to purchase the Repurchase Shares shall be subject to (i) the conversion of the number of shares of Preferred Stock set forth on Schedule A hereto into the number of Repurchase Shares set forth on Schedule A hereto, (ii) the closing of the Public Offering pursuant to the related Underwriting Agreement to be entered into by and among the Company, the Sellers and the underwriters named therein (the “Underwriting Agreement”) and (iii) the ratification of the Repurchase and related transactions by the Board and the Committee on Directors and Governance of the Board under the Company’s Related Person Transactions Policy. Prior to the Closing, the Sellers shall deliver a conversion notice, and the Sellers and the Company shall take all other actions required to effect the conversion of the Preferred Stock as contemplated by this Section 1(b).
(c)    The closing of the sale of the Repurchase Shares (the “Closing”) shall take place on the same day as the closing of the Public Offering at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, or at such other time and place as may be agreed upon by the Company and the Sellers. At the Closing, the Company agrees to deliver to each of the Sellers, by wire transfer of immediately available funds, to an account designated in writing by each Seller, an amount equal to the product of the Per Share Purchase Price multiplied by the aggregate number of Repurchase Shares of the respective Seller as set forth on the attached Schedule A.
2.    Company Representations. In connection with the transactions contemplated hereby, the Company represents and warrants to the Sellers that:
(a)    The Company is a corporation duly organized and validly existing under the Laws of the State of Maryland. The Company has all necessary corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. Except as expressly set forth in paragraph 1(b), all consents, approvals, authorizations and orders necessary for the execution and delivery by the Company of this Agreement, and for the purchase of the Repurchase Shares by the Company hereunder, have been obtained.
(b)    The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the Board and, except as expressly set forth in paragraph 1(b), no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Sellers, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar state or federal laws, common law, statutes, ordinances, codes, rules or regulations or other similar requirement enacted, adopted, promulgated, or applied by any governmental authority (“Laws”) of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).
(c)    Neither the execution and delivery of this Agreement nor the consummation by the Company of the transactions contemplated hereby, nor performance or compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of (A) the Company’s organizational documents or (B) the similar organizational documents of any of the Company’s subsidiaries or (ii) (x) violate any Law or outstanding order, judgment, injunction, ruling, writ or decree of any governmental authority (“Judgments”) applicable to the Company or any of its subsidiaries or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms or provisions of any loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement (each, a “Contract”) to which the Company or any of its subsidiaries is a party or accelerate the Company’s or, if applicable, any of its subsidiaries’ obligations under any such Contract.
(d)    Both immediately prior to and after giving effect to the Repurchase, (i) the Company and its subsidiaries shall be Solvent (as defined below) and (ii) the fair value and present fair saleable value of the Company’s assets exceed its total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) by an amount that exceeds the Company’s statutory capital. For purposes of this Agreement, the term “Solvent” means that, as of the applicable time of determination, the Company and its subsidiaries, taken as a whole, (A) are able to pay their respective debts as they become due; (B) own property which has a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities); and (C) have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or its subsidiaries.
3.    Representations of the Sellers. In connection with the transactions contemplated hereby, each of the Sellers hereby represents and warrants to the Company (as to itself only) that:
(a)    Such Seller is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware. Such Seller has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Seller of this Agreement, and for the sale and delivery of the Repurchase Shares to be sold by such Seller hereunder, have been obtained.
(b)    The execution, delivery and performance by such Seller of this Agreement and the consummation by such Seller of the transactions contemplated hereby have been duly authorized and approved by all necessary action on the part of such Seller, and no further action, approval or authorization by any of its directors, managers, stockholders, partners, members or other equity owners, as the case may be, is necessary to authorize the execution, delivery and performance by such Seller of this Agreement and the consummation by each Seller of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Seller and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of such Seller, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(c)    Neither the execution and delivery of this Agreement by such Seller, nor the consummation of the transactions contemplated hereby by such Seller, nor performance or compliance by such Seller with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate or articles of incorporation, bylaws or other comparable charter or organizational documents of such Seller or (ii) (x) violate any Law or Judgment applicable to such Seller or any of its subsidiaries or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms, conditions or provisions of any Contract to which such Seller or any of its subsidiaries is a party or accelerate such Seller’s or any of its subsidiaries’, if applicable, obligations under any such Contract.
(d)    As of the date hereof, such Seller has, and immediately prior to the delivery of the Repurchase Shares to the Company at the Closing will have, valid title to its Repurchase Shares free and clear of all liens or other encumbrances (other than any lien or encumbrance arising as a result of the Company’s ownership of any such shares).
(e)    Such Seller (a) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Repurchase and of making an informed investment decision, (b) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act), (c) is a “qualified institutional buyer” (as that term is defined in Rule 144A of the Securities Act) and (d) (1) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Repurchase and (2) has had an opportunity to discuss with the Company and its representatives the intended business and financial affairs of the Company and to obtain information necessary to verify any information furnished to it or to which it had access. Such Seller has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of, and form an investment decision with respect to, the Repurchase.
4.    Termination. This Agreement may be terminated at any time by the mutual written consent of the Company and the Sellers. Furthermore, this Agreement shall automatically terminate and be of no further force and effect, in the event that the conditions in paragraph 1(b) of this Agreement have not been satisfied within 10 business days after the date hereof or the Public Offering has not been priced by 5 p.m. New York City time on the date that is 4 business days after the date hereof.

5.    Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

To the Sellers:
Blackstone Capital Partners VI L.P.
c/o The Blackstone Group
345 Park Avenue
New York, NY 10154
Attn: Greg Blank
Fax: 646-253-8902
Email: blank@blackstone.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
Attention:
Joshua Koroff, Esq.
Leo GreenBerg, Esq.
Facsimile: 212-446-6460
Email: joshua.koroff@kirkland.com
lgreenberg@kirkland.com

To the Company:
NCR Corporation
250 Greenwich Street
New York, NY 10007
Attention: General Counsel
Email: law.notices@ncr.com

and

NCR Corporation
Law Department
3097 Satellite Blvd.
Duluth, GA 30096
Attention: Chief Corporate Counsel

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: Scott A. Barshay, Esq.
Steven J. Williams, Esq.
Facisimile: 212-757-3990
Email: sbarshay@paulweiss.com
swilliams@paulweiss.com

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.
6.    Miscellaneous.
(a)    Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
(b)    Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.
(c)    Complete Agreement. This Agreement, together with that certain letter agreement by and among the parties hereto dated the date hereof, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their affiliates, or any of them, with respect to the subject matter hereof and thereof.
(d)    Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.
(e)    Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto. Subject to the immediately preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.
(f)    No Third Party Beneficiaries or Other Rights. No provision of this Agreement shall confer upon any person or other entity other than the parties hereto and their permitted assigns any rights or remedies hereunder. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents or affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages in respect of any breach of this Agreement from, any Non-Recourse Party.
(g)    Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles, except where the provisions of the Laws of the State of Maryland are mandatorily applicable. All legal or administrative proceeding, suit, investigation, arbitration or action (“Actions”) arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 6(g) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any person or entity other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 5 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

(h)    Mutuality of Drafting. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.
(i)    Remedies. The parties hereto agree and acknowledge that money damages will not be an adequate remedy for any breach of the provisions of this Agreement, that any breach of the provisions of this Agreement shall cause the other parties irreparable harm, and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.
(j)    Amendment and Waiver. Subject to compliance with applicable Law, this Agreement may be amended or supplemented in any and all respects only by written agreement of the parties hereto.
(k)    Extension of Time, Waiver, Etc. The Company and the Sellers may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company or the Sellers in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
(l)    Further Assurances. Each of the Company and the Sellers shall execute and deliver such additional documents and instruments and shall take such further action as may be necessary or appropriate to effectuate fully the provisions of this Agreement.
(m)     Expenses. Each of the Company and the Sellers acknowledge and agree that expenses in connection with the drafting, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the reasonable fees and disbursements of counsel to the Sellers in connection herewith) shall be governed by Section 8.11 in that certain Investment Agreement by and between the Company and the Sellers without giving effect to the two provisos therein.
(n)    Investment Agreement. The parties acknowledge and agree that, notwithstanding anything to the contrary in the Investment Agreement, including, but not limited Section 5.08 thereof, each of the Sellers and the Company are permitted to enter into this Agreement and consummate the transactions contemplated hereby.
[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Repurchase Agreement as of the date first written above.

Company:

NCR Corporation
By: /s/ Edward Gallagher

Name: Edward Gallagher
Title: General Counsel

[Signature Page to Stock Repurchase Agreement]

Sellers:

BLACKSTONE BCP VI SBS ESC HOLDCO L.P.

By: BCP VI Side-by-Side GP L.L.C., its General Partner

By: /s/ Martin J. Brand

Name: Martin J. Brand
Title: Senior Managing Director

BLACKSTONE NCR HOLDCO L.P.

By: Blackstone Management Associates VI L.L.C., its General Partner

By: BMA VI L.L.C., its Sole Member

By: /s/ Martin J. Brand

Name: Martin J. Brand
Title: Senior Managing Director

BTO NCR HOLDINGS - ESC L.P.

By: BTO Holdings Manager L.L.C., its General Partner

By: Blackstone Tactical Opportunities Associates L.L.C., its Managing Member

By: BTOA L.L.C., its Sole Member

By: /s/ Christopher James

Name: Christopher James
Title: Senior Managing Director

[Signature Page to Stock Repurchase Agreement]

BTO NCR HOLDINGS L.P

By: BTO Holdings Manager L.L.C, its General Manager

By: Blackstone Tactical Opportunities Associates L.L.C., its Managing Member

By: BTOA L.L.C., its Sole Member

By: /s/ Christopher James

Name: Christopher James
Title: Senior Managing Director

[Signature Page to Stock Repurchase Agreement]

Schedule A

SELLER	SHARES TO BE SOLD	AGGREGATE PURCHASE PRICE
BTO NCR HOLDINGS - ESC L.P.	2,670.00	$129,414.90
BTO NCR HOLDINGS L.P.	758,729.00	$36,775,594.63
BLACKSTONE BCP VI SBS ESC HOLDCO L.P.	4,438.00	$215,109.86
BLACKSTONE NCR HOLDCO L.P.	2,236,916.00	$108,423,318.52